July 29, 1998


Filing Desk
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, NW
Washington, DC 20549

     RE:  Dreyfus California Intermediate Municipal Bond Fund
          Registration Statement File No. 33-46586, 811-6610

Gengleman:

     Transmitted for filing is one (1) copy of an EGARized version of Post-Effective Amendment No. 10 to the above-referenced Registration Statement on Form N-1A, marked to show changes from Post-Effective Amendment No. 9.

     This filing is made pursuant to Rule 486(b) under the Securities Act of 1933, to become effective August 1, 1998. Pursuant to paragraph (b)(4) of such Rule, enclosed is a copy of a letter from Stroock & Stroock & Lavan counsel to the Fund dated August 27, 1997.

     The filing refelcts certain editorial changes, udated financial information and changes made to comply with staff comments in connection with the review of oteh funds in the Dreyfus Family of Funds.

     Please address any comments or questions to the attention of John B. Hammalian at (212) 922-6794.



                                                  Very truly yours,



                                                  Carol A. Covelli

CAC\
Enclosures